EXHIBIT 23.1








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference of our report dated March 31, 2006, on the financial statements of Northeast Community Bank as of December 31, 2005 and 2004, and for the years then ended, in the Registration Statement No. 333-132543 on Form S-8 filed with the Securities and Exchange Commission by Northeast Community Bancorp, Inc. with respect to Northeast Community Bank 401(k) Plan.


/s/ Beard Miller Company LLP
----------------------------
Beard Miller Company LLP
Pine Brook, New Jersey
July 6, 2006